Exhibit 99.4

CONTINUING PERSONAL GUARANTY

For valuable consideration, the receipt and sufficiency of which are acknowledged hereby, and to induce The Royal Country Club and Recreation Holdings, Inc., a Nevada corporation (“Obligee”), to provide to Yao-Teh International Development Company Co., Ltd., a Taiwanese corporation (“Obligor”), certain financial accommodations, the undersigned, Fun-Ming Lo (“Guarantor”), unconditionally guaranties and promises to pay to Obligee that certain indebtedness of Obligor to Obligee in the principal amount not to exceed Two Million Dollars ($2,000,000.00), evidenced by that certain Loan Agreement signed by Obligor dated even herewith (the “Agreement”) and any and all interest which shall accrue thereon (the “Indebtedness”).

Guarantor guaranties unconditionally the payment of the Indebtedness, upon the (a) non payment of the Indebtedness on those terms and conditions specified in the Agreement; (b) death, dissolution, insolvency, or business failure of, or any bankruptcy, reorganization, arrangement, moratorium, or other debtor relief proceedings by or against Obligor or Guarantor;  (c) appointment of a receiver for, or the attachment, restraint of, or making or levying of any court order or legal process affecting the property of Obligor or Guarantor; or (d) breach of this the Agreement or this Guaranty, or any other agreement, covenant or undertaking whether written or oral, among Obligee, on the one hand, and Obligor or Guarantor on the other hand; and Guarantor promises unconditionally to pay to Obligee, on the occurrence of any such event, all of the Indebtedness in lawful money of the United States of America.

The obligations of Guarantor evidenced by the provisions of this Guaranty are unconditional, continuing and independent of the obligations of Obligor to Obligee, and separate action or actions may be brought and prosecuted against Guarantor, whether any such action is brought against Obligor or whether Obligor be joined in any such action.  Guarantor waives any and all defenses, claims and discharges of Obligor pertaining to the Indebtedness, except the defense of discharge by complete payment. Without limiting the generality of the foregoing, Guarantor shall not assert, plead or enforce against Obligee any defense of waiver, release, discharge in bankruptcy, statute of limitations, res judicata, statue of frauds, anti-deficiency statute, fraud, incapacity, minority, usury, illegality or unenforceability which may be available to Obligor or Guarantor regarding any set-off or credit available against Obligee to Obligor or Guarantor, whether or not on account of a related transaction or relationship. Obligee shall not be required to first enforce, realize upon, or exhaust any collateral or security for the Indebtedness before enforcing the provisions of this Guaranty.

If any payment applied by Obligee to the Indebtedness is thereafter set aside, reconveyed, rescinded or required to be returned for any reason (including, without limitation, the bankruptcy, insolvency or reorganization of Obligor), that portion of the Indebtedness to which such payment was applied for the purposes of this Guaranty shall be deemed to have continued in existence, such application notwithstanding, and this Guaranty shall be enforceable as to such portion of the Indebtedness as completely as if such application had never occurred.

Guarantor authorizes, empowers, and instructs Obligee, in Obligee’s sole and absolute discretion, without notice or demand (except any notice or demand required by statute and which cannot be waived) and without affecting or impairing the liability of Guarantor created by the provisions of this Guaranty, from time to time, to (a) renew, compromise, extend, accelerate, or otherwise change the time for performance of, or otherwise change the terms and conditions of, the Indebtedness or any agreement regarding the Indebtedness or any party thereto, including the increase or decrease of the rate of interest thereon; (b) take and hold security of any nature whatsoever at such times and in such amounts as Obligee may determine to be appropriate for the performance of this Guaranty or the payment of the Indebtedness, and exchange, sell, enforce, subordinate, compromise, waive, and release any such security; (c) foreclose on, seize, sell or otherwise realize on any such security at such times and in such amounts as Obligee may determine to be appropriate and direct the order or manner of sale thereof as Obligee may determine to be appropriate; (d) release, substitute or add any one or more additional guarantors; (e) discharge or release any party or parties liable for the payment of the Indebtedness; (f) accept or make compromises or other arrangements or file or refrain from filing a claim in any bankruptcy or other proceeding of Obligor or Guarantor or any other person responsible for the payment of the Indebtedness; (g) lend money, extend credit, or engage in other transaction with Obligor in such amounts and at such times as Obligee may determine to be appropriate; (h) apply and credit payments in such manner and order of priority as to principal, interest and other charges and obligations as Obligee may determine to do appropriate; and (i) otherwise transact business and deal with the Obligee or Guarantor or any other party responsible for the payment of the Indebtedness as Obligee may determine to be appropriate.

Any and all indebtedness of Obligor now or hereafter held by Guarantor is subordinated hereby to the Indebtedness, and any and all such indebtedness, shall be collected, enforced, and received by Guarantor as trustee for Obligee and be paid to Obligee on account of the Indebtedness, without affecting or impairing in any manner the liability of Guarantor pursuant to the provisions of this Guaranty. Any instruments now or hereafter evidencing any indebtedness of Obligor to Guarantor shall be marked with a legend specifying such instruments and indebtedness are subject to this Guaranty, and, if Obligee so requests, shall be delivered to Obligee.

Guarantor waives any right to require Obligee to (a) proceed against Obligor; (b) proceed against any other guarantor or other person responsible for the payment of the Indebtedness; (c) proceed against or exhaust any security or collateral held by Obligor; or (d) pursue any other remedy in Obligee’s power whatsoever. Guarantor waives any defense based on or occurring because of the disability of Obligor, the unenforceability of the Indebtedness, or any part thereof, from any cause whatsoever, or the cessation from any cause whatsoever, of liability of Obligor other than the complete payment of the Indebtedness. Obligee, in the sole and absolute discretion of Obligee, may foreclose on any security or collateral held by Obligee by one or more judicial sales, whether or not every aspect of any such sale is reasonable commercially, or exercise any other right or remedy Obligee may have against Obligor, or any security, without affecting or impairing in any way the liability of Guarantor created by the provisions of this Guaranty, except to the extent the Indebtedness has been paid completely. Guarantor waives any defense because of such any election by Obligee, even if that election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Guarantor against Obligor or any security or collateral.

Guarantor waives any and all benefits and defenses pursuant to any applicable law which would (a) otherwise limit the liability of Guarantor after a non-judicial foreclosure sale of any security or collateral held for the payment of the Indebtedness for the difference between the Indebtedness and the fair market value of such security or collateral, or interest therein, sold at such non-judicial foreclosure sale; (b) otherwise limit Obligee’s right to recover deficiency judgments against Guarantor with respect to the Indebtedness and which would exist after any such non-judicial foreclosure sale; (c) otherwise require Obligee to marshall, collect, pursue, sell, realize on or exhaust any or all such security or collateral before a personal judgment may be obtained against Guarantor for a deficiency. Until all of the Indebtedness is paid completely, Obligee shall have any remedy Guarantor has or may hereafter have against Obligor, and Guarantor waives any benefit of, and any right to, participation in any security or collateral now or hereafter held by Obligor. Guarantor waives all presentments, demands for performance, notices of protest, notices of nonpayment, notices of dishonor, notices of acceptances of this Guaranty, and notices of the existence, modification, renewal, extension, accrual, creation, or incurring of new or additional indebtedness. Guarantor assumes all responsibility for staying informed of Obligor’s financial condition and assets, and of all other indebtedness owed by Obligor and the nature, scope and extent of the risks Guarantor assumes and incurs pursuant to the provisions of this Guaranty; and Guarantor agrees that Obligee shall have no duty to inform Guarantor of information known to Obligee regarding those circumstances or risks.

Guarantor agrees that Guarantor shall have no right of subrogation or reimbursement against Obligor, no right of subrogation against any security or collateral provided by Obligor, and no right of contribution against any other guarantor or person responsible for the payment of the Indebtedness, unless and until all of the Indebtedness has been paid completely and Obligee has released, transferred or disposed of all of Obligee’s right, title and interest in and to all security or collateral. In the event the waiver by Guarantor of those rights of subrogation, reimbursement or contribution is determined by a court of competent jurisdiction to be void, voidable or unenforceable for any reason whatsoever, Guarantor agrees that the rights of subrogation and reimbursement of Guarantor against Obligor and against any and all such security or collateral shall be junior and subordinate to Obligee’s rights and remedies against Obligor and to Obligee’s right, title and interest in and to all such security or collateral, and the right of contribution of Guarantor against any other person responsible for the payment of the Indebtedness shall be junior and subordinate to Obligee’s rights and remedies against such other person.

In addition to the amount guarantied pursuant to the provisions of this Guaranty, Guarantor agrees unconditionally to pay any and all reasonable attorneys’ fees and any and all other costs and expenses incurred by Obligee in enforcing this Guaranty in any action or proceeding occurring because of, or relating to, this Guaranty. In addition to all liens upon, and rights of set-off against, the monies, securities, or other property of Guarantor given to Obligee by law, or otherwise, Obligee shall have a lien upon, and a right of set-off against, and all monies, securities, and any other property of Obligor, now or hereafter in the possession of Obligee, whether held in a general or special account, or in safekeeping or otherwise; and each and every such lien and right of set-off may be exercised without demand upon or notice to Guarantor. No right or power of Obligee pursuant to the provisions of this Guaranty shall be deemed to have been waived by any act or conduct on the part of Obligee, or by any neglect to exercise that right or power, or by any delay in so doing; and every such right or power shall continue completely until waived or released specifically by an instrument in writing executed by Obligee.

At its sole cost and expense, Guarantor shall report, in form satisfactory to Obligee, such information as Obligee may request regarding the affairs of Guarantor, which information shall include, but not necessarily be limited to, complete and current financial statements and income tax returns; and such reports shall be for such periods, shall specify the records of Guarantor at such times, and shall be rendered with such frequency, as Obligee may designate from time to time. At its sole cost and expense, Guarantor shall notify Obligee immediately of any adverse change in Guarantor’s financial condition and of any condition or event which constitutes a breach or an event of default pursuant to any agreement, document, or instrument regarding the Indebtedness or any other agreement now or hereafter entered into by and among Obligee and Obligor. Any and all such reports furnished to Obligee shall be complete, accurate and correct in all respects at the times furnished. Whenever requested, Guarantor shall deliver to Obligee a certificate signed by Guarantor representing and warranting that any and all such reports, financial statements, income tax returns and documents delivered or caused to be delivered to Obligee pursuant to the provisions of this Guaranty are complete, accurate, correct and present thoroughly the financial condition of Guarantor and there exists on the date of delivery of each such certificate to Obligee no condition or event which constitutes a breach or event of default pursuant to any such agreement, document or instrument.

The liability of Guarantor pursuant to the provisions of this Guaranty is in addition to, and shall be cumulative with, any and all other liabilities of Guarantor to Obligee as guarantor or otherwise, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

This Guaranty supersedes any and all other agreements, either oral or in writing, among Guarantor and Obligee with respect to the subject matter of this Guaranty and specifies all of the covenants and agreements among Guarantor and Obligee with respect thereto; and Guarantor and Obligee acknowledge that no representations, inducements, promises or agreements, orally or otherwise, have been made by any party, or any one acting on behalf of any party, which are not specified in this Guaranty. No course of prior dealing among Guarantor and Obligee, no usage of trade, and no parole or extrinsic evidence of any nature whatsoever shall be interpreted as, used, or allowed, to supplement, modify or vary any of the terms, conditions and provisions of this Guaranty.

There are no conditions whatsoever to the undertakings and obligations of Guarantor specified by the provisions of this Guaranty. Guarantor shall defend, protect, indemnify and hold Obligee harmless from any and all actions, causes of action, claims, liabilities, damages, losses, costs, expenses and fees, including, but not necessarily limited to, attorneys’ fees, and any and all other claims of every nature which now exists or may hereafter occur as a result of any dispute between or among Guarantor and any other person.

As used in this Guaranty, the word “person” means and shall include any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, municipality, association, corporation, government, or any agency or political division thereof, or any other form of entity.

This Guaranty may not be waived, modified, amended, terminated, released or otherwise changed, except by a writing signed by Guarantor and Obligee. Guarantor waives notice of Obligee’s acceptance hereof and waives the right to a trial by jury in any action based on or pertaining to this Guaranty. This Guaranty shall be effective upon delivery to Obligee, without further action, condition or acceptance by Obligee.

The covenants and agreements are specified in this Guaranty shall obligate, and inure to the benefit of, Guarantor and Obligee, respectively, and their successors and assigns, as the case may be. Obligee and Guarantor have agreed to the use of the particular language in this Guaranty, and any questions of doubtful interpretation shall not be resolved by any rule of construction providing for interpretation against the person who causes any uncertainty to exist or against the draftsman of this Guaranty. This Guaranty shall be governed by, and construed in accordance with, the laws of the State of Nevada.

If any provision of this Guaranty is determined or deemed to be invalid by reason of the operation of any law or interpretation placed thereon by any court, this Guaranty shall be construed as not containing such provision, and any and all other provisions of this Guaranty which are otherwise lawful shall remain in complete force and effect, and to this end, the provisions of this Guaranty are declared to be severable.

Guarantor agrees to take any and all action which is necessary or appropriate to execute and discharge the responsibilities and obligations of Guarantor created pursuant to the provisions of this Guaranty and to further effectuate and carry out the intents and purposes of this Guaranty.

BY EXECUTING THIS GUARANTY, GUARANTOR REPRESENTS AND WARRANTS THAT (a) GUARANTOR HAS READ OR CAUSED TO BE READ, AS THE CASE MAY BE, THIS GUARANTY; (b) HAS HAD AN OPPORTUNITY TO REVIEW THIS GUARANTY WITH COUNSEL OF CHOICE OF GUARANTOR BEFORE SIGNING AND DELIVERING THIS GUARANTY; (c) UNDERSTANDS AND CONSENTS TO ALL OF THE PROVISIONS OF THIS GUARANTY; (d) APPROVES THIS GUARANTY IN ALL PARTICULARS; (e) GUARANTOR AGREES, ACKNOWLEDGES AND UNDERSTANDS THIS GUARANTY WILL BE EFFECTIVE AND, THEREFORE, OBLIGATE GUARANTOR, IMMEDIATELY UPON THE SIGNING OF THIS GUARANTY BY GUARANTOR AND (f) CONSENTS TO THE RIGHTS, DUTIES, OBLIGATIONS AND RESPONSIBILITIES IMPOSED UPON GUARANTOR AS SPECIFIED IN THIS GUARANTY.

IN WITNESS WHEREOF, Guarantor, has executed this Guaranty effective March 5, 2015.

/s/ Fun-Ming Lo
Fun-Ming Lo

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